                                 EXHIBIT 23(iii)

[KEEFE, BRUYETTE & WOODS LOGO]

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the use of the form of our opinion letter to the Board of Directors of London Financial Corporation included as an exhibit to the Proxy Statement/Prospectus relating to the proposed acquisition of London Financial Corporation by Camco Financial Corporation and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.
June 4, 2004

Keefe, Bruyette & Woods * 211 Bradenton Ave. * Dublin, OH 43017
614.766.8400 * Fax 614.766.8406

                                     II-30